UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2004

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On November 17, 2004, AGL Resources Inc. received an Order issued by the New Jersey Board of Public Utilities (NJBPU) as of November 9, 2004 approving AGL Resources’ acquisition of NUI Utilities, Inc. (d/b/a Elizabethtown Gas in New Jersey) a wholly-owned subsidiary of NUI Corporation. A copy of the Order is filed as Exhibit 99 hereto. The NJBPU’s Order and AGL Resources’ agreement with the NJBPU’s staff and certain third parties provided, among other things, for:

•	a freeze of Elizabethtown Gas’ base rates for five years, with earnings over 11% to be shared with ratepayers in the fourth and fifth years;
•	Sequent Energy Management (Sequent), our wholly-owned subsidiary, will serve as asset manager for Elizabethtown Gas for a three-year term for an annual fixed fee payment by Sequent to Elizabethtown Gas of $4 million. At the end of the three-year term, the asset management agreement will be subject to a competitive bid process or other procedure approved by the NJBPU;
•	new service standards with respect to customer satisfaction, safety and reliability;
•	payment by us of the outstanding balances due on Elizabethtown Gas’ $28 million refund to its ratepayers and the related $2 million penalty to the NJBPU; and
•	a commitment to make $9 million available for the purpose of enhancing severance packages and services for certain employees located in New Jersey.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99	NJBPU Order of Approval dated as of November 9, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: November 23, 2004	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99	NJBPU Order of Approval dated as of November 9, 2004